Document Number
20060527836-09
Filing Date and Time
08/17/2006 2:15 PM
Entity Number
E0621772006-2

Articles of Incorporation
(Pursuant to NRS 78)

1.	Name of corporation:

CIENEGA CREEK HOLDINGS, INC.

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)

NEVADA AGENCY AND TRUST COMPANY (name)
50 WEST LIBERTY STREET, SUITE 80 (Street Address) RENO (City) Nevada (State) 89501 (Zip Code)

3.	Shares: (number of shares corporation authorized to issue)

Number of shares with par value: 75,000,000 Par value: $.001 Number of shares without par value: -0-

4.	Names & Addresses of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)

MICHAEL A. KLINICKI (Name)
9181 S. ANTLER CREST DR. (Street Address) VAIL (City) AZ (State) 85641 (Zip Code)

MICHAEL P. GIERTYCH (Name)
3852 MEADOW WOOD DR. (Street Address) EL DORADO HILLS (City) CA (State) 95762 (Zip Code)

5.	Purpose: (optional – see instructions)

The purpose of this corporation shall be:
ANY LAWFUL ACTIVITY UNDER THE STATE OF NEVADA AND THESE ARTICLES

6.	Names, Address and Signature of Incorporator: (attach additional page there is more than 1 incorporator)

AMANDA CARDINALLI (Name) /s/ Amanda Cardinalli (Signature)
50 W LIBERTY ST., STE 880 (Address) RENO (City) NV (State) 89501 (Zip Code)

7.	Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation.

/s/ Amanda Cardinalli (Authorized Signature of R.A. or On Behalf of R.A. Company) 8/10/06 (Date)

ARTICLES OF INCORPORATION

OF

Cienega Creek Holdings, Inc.

* * * * *

The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Nevada relating to private corporations, hereby adopts the following Articles of Incorporation:

ARTICLE ONE.
[NAME]. The name of the corporation is:

Cienega Creek Holdings, Inc.

ARTICLE TWO.
[RESIDENT AGENT]. The initial agent for service of process is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, City of Reno, County of Washoe, State of Nevada 89501.

ARTICLE THREE.
 [PURPOSES]. The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

I.
[OMNIBUS]. To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

II.
[CARRYING ON BUSINESS OUTSIDE STATE]. To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

III.
 [PURPOSES TO BE CONSTRUED AS POWERS]. The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

ARTICLE FOUR.
[CAPITAL STOCK]. The corporation shall have authority to issue an aggregate of SEVENTY-FIVE MILLION (75,000,000) Common Capital Shares, with a par value of ONE MIL ($.001) per share for a total capitalization of SEVENTY FIVE THOUSAND DOLLARS ($75,000.00).

The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

ARTICLE FIVE.
[DIRECTORS]. The affairs of the corporation shall be governed by a Board of Directors of no more than eight (8) nor less than one (1) person. The name and address of the first Board of Directors is:

NAME
ADDRESS

Michael A. Klinicki
9181 S. Antler Crest Dr.
Vail, AZ 85641

Michael P. Giertych
3852 Meadow Wood Dr.
El Dorado Hills, CA 95762

ARTICLE SIX.
[ASSESSMENT OF STOCK]. The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

ARTICLE SEVEN.
 [INCORPORATOR]. The name and address of the incorporator of the corporation is as follows:

NAME
ADDRESS

Amanda Cardinalli
50 West Liberty Street, Suite 880
Reno, Nevada 89501

ARTICLE EIGHT.
 [PERIOD OF EXISTENCE]. The period of existence of the corporation shall be perpetual.

ARTICLE NINE.
[BY-LAWS]. The initial By-laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-laws, or to adopt new By-laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-laws.

ARTICLE TEN.
[STOCKHOLDERS' MEETINGS]. Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

ARTICLE ELEVEN.
[CONTRACTS OF CORPORATION]. No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

ARTICLE TWELVE.
[LIABILITY OF DIRECTORS AND OFFICERS]. No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed her signature at Reno, Nevada this 10th of August, 2006.

/s/ Amanda Cardinalli
AMANDA CARDINALLI

Document Number
20100165381-17
Filing Date and Time
03/17/2010 9:45 AM
Entity Number
E0621772006-2

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.	Name of corporation:

Cienega Creek Holdings, Inc.

2.	The articles have been amended as follows: (provide article numbers, if available)

“Article 1: The name of the corporation is China Domestica Bio-technology Holdings, Inc.”

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 50.001%

4.	Effective Date of filing: (optional) 3/17/10

(must not be later than 90 days after the certificate is filed)

5.	Signature: (required)

/s/ Joseph Meuse
Signature of Officer

Document Number
20100363147-77
Filing Date and Time
05/24/2010 4:18 PM
Entity Number
E0621772006-2

Certificate of Correction
(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1.	The Name of the entity for which correction is being made:

China Domestica Bio-technology Holdings, Inc.

2.	Description of the original document for which correction is being made:

Certificate of Amendment to Articles of Incorporation (Document Number 20100165381-17)

3.	Filing date of the original document for which correction is being made: 3/17/2010

4.	Description of the inaccuracy or defect.

The filing of the original document was made in error and the amendment therein was not valid.

5.	Correction of the inaccuracy or defect:

Article One to the Articles of Incorporation should read:

“Article One. The name of the corporation is: Cienega Creek Holdings, Inc.”

6.	Signature:

/s/ Qingyu Meng	President (Title) May 18, 2010 (Date)
Authorized Signature

Document Number
20100475353-40
Filing Date and Time
06/29/2010 12:00 PM
Entity Number
E0621772006-2

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.	Name of corporation:

Cienega Creek Holdings, Inc.

2.	The articles have been amended as follows: (provide article numbers, if available)

ARTICLE ONE of the Articles of Incorporation shall be amended to change the name of the corporation to:

“China Domestica Bio-technology Holdings, Inc.

ARTICLE FOUR of the Articles of Incorporation shall be amended to authorize up to 10,000,000 shares of blank check preferred stock and to effect a 46-for-1 reverse stock split. Specifically, the Articles of Incorporation shall be amended as follows:

(See attached Certificate of Amendment)

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 55.6%

4.	Effective Date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5.	Signature: (required)

/s/ Qingyu Meng
Signature of Officer

CERTIFICATE OF AMENDMENT

TO

THE ARTICLES OF INCORPORATION

OF

CIENEGA CREEK HOLDINGS, INC.

ARTICLE ONE of the Articles of Incorporation shall be amended to read in full as follows:

“ARTICLE ONE. [NAME]. The name of the corporation is:

China Domestica Bio-technology Holdings, Inc.”

ARTICLE FOUR of the Articles of Incorporation shall be amended to read in full as follows:

“ARTICLE FOUR. [CAPITAL STOCK].

(a) The total number of shares of stock which the Company shall have authority to issue is Eighty-Five Million (85,000,000) shares, par value $0.001 per share, of which 75,000,000 shares shall be designated as Common Stock and 10,000,000 shares shall be designated as Preferred Stock.

(b) Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the Nevada Revised Statutes (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) The designation of the series, which may be by distinguishing number, letter or title;

(ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv) Dates on which dividends, if any, shall be payable;

(v) The redemption rights and price or prices, if any, for shares of the series;

(vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix) Restrictions on the issuance of shares of the same series or of any other class or series;

(x) The voting rights, if any, of the holders of shares of the series.

(c) The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

(d) The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

(e) The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

(f) Effective as of the filing date of this Certificate of Amendment with the Secretary of State of the State of Nevada the outstanding shares of Common Stock of the Corporation shall be combined on the basis that forty-six (46) of such shares of Common Stock shall become one (1) share of Common Stock without changing the par value of the shares of the Corporation (the “Reverse Stock Split”); provided that no fractional shares of the Corporation shall be issued in connection with the Reverse Stock Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split.”